EXHIBIT 99.1


EOG RESOURCES, INC.

News Release
For Further Information Contact:          Investors
                                          Maire A. Baldwin
                                          (713) 651-6EOG (651-6364)

                                          Media and Investors
                                          Elizabeth M. Ivers
                                          (713) 651-7132


EOG RESOURCES REPORTS FIRST QUARTER 2005 RESULTS
.. Achieves 19.3 Percent Production Increase
.. Extends Barnett Shale Play Boundaries
.. Increases Momentum in New South Texas Play
.. Announces Successful North Sea Well

FOR IMMEDIATE RELEASE:  Tuesday, April 26, 2005

     HOUSTON - EOG Resources, Inc. (EOG) today reported first quarter 2005 net income available to common of $200.8 million, or $0.83 per share. This compares to first quarter 2004 net income available to common of $98.1 million, or $0.42* per share.

     The results for first quarter 2005 included a previously disclosed $0.9 million ($0.6 million after tax, or less than $0.01 per share) loss on the mark-to-market of financial commodity price transactions. During the quarter, the net cash inflow from the settlement of financial commodity price transactions was $9.8 million ($6.4 million after tax, or $0.03 per share). Consistent with some analysts' practice of matching realizations to settlement months, adjusted non-GAAP net income available to common for the quarter was $207.8 million, or $0.86 per share. EOG's first quarter 2004 results included a $44.5 million ($28.6 million after tax, or $0.12* per share) loss on the mark-to-market of financial commodity price transactions and the net cash outflow from the settlement of financial commodity price transactions was $2.3 million ($1.5 million after tax, or $0.01* per share). Reflecting these items, first quarter 2004 adjusted non-GAAP net income available to common was $125.2 million, or $0.53* per share. (Please refer to the table below for the reconciliation of adjusted non-GAAP net income available to common to net income available to common.)

     * First quarter 2004 per share amounts are restated for the two-for-one stock split effective March 1, 2005.

     "EOG's outstanding performance during the first quarter
2005 reflects strong operating results generated from organic production growth combined with robust commodity prices," said
Mark G. Papa, Chairman and Chief Executive Officer.

Operational Highlights

     Total company daily production increased 19.3 percent during the first quarter versus the same quarter last year. With a continued focus on growth through the drillbit, natural gas production from the United States and Canada increased 12.4 percent.

     "Based on first quarter drilling results and production increases from our three operating areas: North America, Trinidad and the North Sea, we can confidently reaffirm our previously stated 13.5 percent production growth target," said Papa. "As the year progresses, we may reevaluate this goal with the possibility of increasing our full year target."

     In the Texas Barnett Shale, EOG announced positive results from the Bishop Well in Erath County and the Richards Ranch Well in Jack County. These wells represent the company's initial drilling efforts outside of Johnson County.

     "The successful gas tests in counties west and northwest of Johnson County reinforce our optimism that this extended Barnett Shale acreage is natural gas, rather than oil, productive.
These test results indicate that a substantial majority, if not all, of our 460,000-acre position lies within the gas window. The next phase is to establish widespread commercial production in these extended areas. We expect to increase our drilling activity in the overall Barnett Shale from four to seven rigs by mid-year," said Papa.

     In South Texas, EOG reported success from several different areas. In the Wilcox Play, the Aviator #2 Well in which EOG has a 100 percent working interest recently came on-line at 12 million cubic feet per day (MMcfd). In another Wilcox area, the Buck Hamilton #11 Well was recently completed and is producing 16 MMcfd, gross. EOG has a 50 percent working interest in the well. In a new area that has not yet been disclosed, EOG has been quietly accumulating a 35,000-acre position where it continues to test the viability of a new seismic concept. The most recent well in which EOG has a 100 percent working interest, came on-line at a rate of approximately 20 MMcfd and 500 barrels of oil per day. Currently operating one rig in this new play, EOG plans to add a second later in the year.

     EOG also reported a significant discovery in the East Texas Branton Field and a successful well in the North Louisiana Vernon Field. Also in North Louisiana, EOG drilled a successful extension well in the previously announced Driscoll Mountain discovery in which it has a 50 percent working interest. The Davis 21 #1 extends the play limits, providing EOG with an inventory of drilling locations for an active two-rig program for several years.

     In the United Kingdom North Sea, the Arthur 2 Well, drilled during the first quarter 2005, proved a new fault block extension of the 2003 Arthur 1 natural gas discovery. EOG has a 30 percent working interest in the Arthur 2, which tested 58 MMcfd, gross. Initial natural gas production is expected to come on-line during the third quarter of 2005.

Conference Call Scheduled for April 27, 2005

     EOG's first quarter 2005 conference call will be available via live audio webcast at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) Wednesday, April 27, 2005. To listen, log on to www.eogresources.com. The webcast will be archived on EOG's website through May 11, 2005.

     EOG Resources, Inc. is one of the largest independent (non-integrated) oil and natural gas companies in the United States with proved reserves in the United States, Canada, offshore Trinidad and the United Kingdom North Sea. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG."

  This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
  Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts, including, among others, statements regarding EOG's future financial position, business strategy, budgets, reserve information, projected levels of production, projected costs and plans and objectives of management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "strategy," "intend," "plan," "target" and "believe" or the negative of those terms or other variations of them or by comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning future operating results, the ability to replace or increase reserves or to increase production, or the ability to generate income or cash flows are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes its expectations reflected in forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be achieved. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include, among others: the timing and extent of changes in commodity prices for crude oil, natural gas and related products, foreign currency exchange rates and interest rates; the timing and impact of liquefied natural gas imports and changes in demand or prices for ammonia or methanol; the extent and effect of any hedging activities engaged in by EOG; the extent of EOG's success in discovering, developing, marketing and producing reserves and in acquiring oil and gas properties; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise; the availability and cost of drilling rigs, experienced drilling crews and tubular steel; the availability, terms and timing of governmental and other permits and rights of way; the availability of pipeline transportation capacity; the extent to which EOG can replicate on its other Barnett Shale acreage outside of Johnson and Parker Counties, Texas, the results of its most recent Barnett Shale wells; whether EOG is successful in its efforts to more densely develop its acreage in the Barnett Shale and other production areas; political developments around the world; acts of war and terrorism and responses to these acts; and financial market conditions. In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements might not occur. EOG undertakes no obligations to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

  The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. As noted above, statements of proved reserves are only estimates and may be imprecise. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include not only proved reserves, but also other categories of reserves that the SEC's guidelines strictly prohibit EOG from including in filings with the SEC. Investors are urged to consider closely the disclosure in EOG's Form 10-K for fiscal year ended December 31, 2004, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov. In addition, reconciliation and calculation schedules for Non-GAAP Financial Measures referred to in this presentation can be found on the EOG Resources website at www.eogresources.com.



                            EOG RESOURCES, INC.
                             FINANCIAL REPORT
           (Unaudited; in millions, except per share amounts)
                                                                     Quarter
                                                                 Ended March 31
                                                                 2005       2004

Net Operating Revenues                                        $  688.2   $  464.3
Net Income Available to Common                                $  200.8   $   98.1
Net Income Per Share Available to Common
    Basic                                                     $   0.85   $   0.42*
    Diluted                                                   $   0.83   $   0.42*
Average Number of Shares Outstanding
    Basic                                                        237.3      231.3*
    Diluted                                                      242.1      235.2*

* Restated for 2-for-1 stock split effective March 1, 2005.

                          SUMMARY INCOME STATEMENTS
                          (Unaudited; in thousands)
                                                                    Quarter
                                                                Ended March 31
                                                                2005       2004
Net Operating Revenues
    Natural Gas                                               $543,591   $417,389
    Crude Oil, Condensate and Natural Gas Liquids              144,536     90,458
    Losses on Mark-to-Market Commodity Derivative Contracts       (940)   (44,455)
    Other, Net                                                     969        928
      Total                                                    688,156    464,320
Operating Expenses
    Lease and Well, including Transportation                    82,875     64,417
    Exploration Costs                                           34,816     25,996
    Dry Hole Costs                                              14,582     10,027
    Impairments                                                 12,172     17,648
    Depreciation, Depletion and Amortization                   153,016    113,797
    General and Administrative                                  28,687     24,915
    Taxes Other Than Income                                     41,913     36,084
      Total                                                    368,061    292,884
Operating Income                                               320,095    171,436

Other Income (Expense), Net                                      5,465     (2,729)

Income Before Interest Expense and Income Taxes                325,560    168,707

Interest Expense, Net                                           13,957     16,683

Income Before Income Taxes                                     311,603    152,024

Income Tax Provision                                           108,900     51,171

Net Income                                                     202,703    100,853

Preferred Stock Dividends                                        1,858      2,758

Net Income Available to Common                                $200,845   $ 98,095


                             EOG RESOURCES, INC.
                            OPERATING HIGHLIGHTS
                                (Unaudited)
                                                      Quarter
                                                   Ended March 31
                                                   2005     2004
Wellhead Volumes and Prices

Natural Gas Volumes (MMcf/d)
  United States                                      689      618
  Canada                                             234      203
     United States & Canada                          923      821
  Trinidad                                           205      154
  United Kingdom                                      35        -
     Total                                         1,163      975

Average Natural Gas Prices ($/Mcf)
  United States                                   $ 5.97   $ 5.40
  Canada                                            5.69     4.98
     United States & Canada Composite               5.90     5.30
  Trinidad                                          1.74     1.49
  United Kingdom                                    6.65        -
     Composite                                      5.19     4.70

Crude Oil and Condensate Volumes (MBD)
  United States                                     22.5     20.0
  Canada                                             2.5      2.6
     United States & Canada                         25.0     22.6
  Trinidad                                           4.1      2.6
  United Kingdom                                     0.2        -
     Total                                          29.3     25.2

Average Crude Oil and Condensate Prices ($/Bbl)
  United States                                   $48.79   $34.76
  Canada                                           44.79    31.72
     United States & Canada Composite              48.39    34.41
  Trinidad                                         45.38    32.91
  United Kingdom                                   39.74        -
     Composite                                     47.91    34.25

Natural Gas Liquids Volumes (MBD)
  United States                                      5.5      4.8
  Canada                                             1.5      0.6
     Total                                           7.0      5.4

Average Natural Gas Liquids Prices ($/Bbl)
  United States                                   $29.28   $24.71
  Canada                                           27.47    20.14
     Composite                                     28.89    24.21

Natural Gas Equivalent Volumes (MMcfe/d)
  United States                                      857      767
  Canada                                             258      222
     United States & Canada                        1,115      989
  Trinidad                                           230      169
  United Kingdom                                      36        -
     Total                                         1,381    1,158

Total Bcfe Deliveries                              124.3    105.4



                            EOG RESOURCES, INC.
                          SUMMARY BALANCE SHEETS
                (Unaudited; in thousands, except share data)

                                                                 March 31,  December 31,
                                                                   2005          2004

                                  ASSETS
Current Assets
  Cash and Cash Equivalents                                   $   173,385   $    20,980
  Accounts Receivable, Net                                        441,157       447,742
  Inventories                                                      48,741        40,037
  Assets from Price Risk Management Activities                          -        10,747
  Deferred Income Taxes                                            25,788        22,227
  Other                                                            42,995        45,070
       Total                                                      732,066       586,803

Oil and Gas Properties (Successful Efforts Method)              9,934,032     9,599,276
  Less:  Accumulated Depreciation, Depletion and
   Amortization                                                (4,646,824)   (4,497,673)
     Net Oil and Gas Properties                                 5,287,208     5,101,603
Other Assets                                                       97,754       110,517

Total Assets                                                  $ 6,117,028   $ 5,798,923

                     LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts Payable                                            $   400,802   $   424,581
  Accrued Taxes Payable                                            90,911        51,116
  Dividends Payable                                                 9,811         7,394
  Deferred Income Taxes                                            20,293       103,933
  Other                                                            40,970        45,180
       Total                                                      562,787       632,204


Long-Term Debt                                                  1,119,797     1,077,622
Other Liabilities                                                 251,997       241,319
Deferred Income Taxes                                           1,028,805       902,354

Shareholders' Equity
  Preferred Stock, $0.01 Par, 10,000,000 Shares Authorized:
      Series B, 100,000 Shares Issued, Cumulative,
       $100,000 Liquidation Preference                             98,885        98,826
  Common Stock, $0.01 Par, 320,000,000 Shares Authorized
   and 249,460,000* Shares Issued                                 202,495       201,247
  Additional Paid In Capital                                       31,480        21,047
  Unearned Compensation                                           (37,116)      (29,861)
  Accumulated Other Comprehensive Income                          140,741       148,015
  Retained Earnings                                             2,898,126     2,706,845
  Common Stock Held in Treasury, 10,364,740 shares at
   March 31, 2005 and 11,605,112* shares at December 31,
   2004                                                          (180,969)     (200,695)
           Total Shareholders' Equity                           3,153,642     2,945,424

Total Liabilities and Shareholders' Equity                    $ 6,117,028   $ 5,798,923


* Restated for 2-for-1 stock split effective March 1, 2005.


                             EOG RESOURCES, INC.
                       SUMMARY STATEMENTS OF CASH FLOWS
                          (Unaudited; in thousands)

                                                             Three Months
                                                            Ended March 31,
                                                           2005        2004
Cash Flows from Operating Activities
Reconciliation of Net Income to Net Cash Provided by
 Operating Activities:
  Net Income                                            $ 202,703   $ 100,853
  Items Not Requiring Cash
      Depreciation, Depletion and Amortization            153,016     113,797
      Impairments                                          12,172      17,648
      Deferred Income Taxes                                44,928      32,016
      Other, Net                                            1,257       7,432
  Dry Hole Costs                                           14,582      10,027
  Mark-to-Market Commodity Derivative Contracts
      Total Losses                                            940      44,455
      Realized Gains (Losses)                               9,806      (2,342)
  Tax Benefits From Stock Options Exercised                 9,348       2,419
  Other, Net                                               (2,112)       (825)
  Changes in Components of Working Capital and Other
   Liabilities
      Accounts Receivable                                   5,518      (9,160)
      Inventories                                          (8,701)     (1,849)
      Accounts Payable                                    (26,352)     13,579
      Accrued Taxes Payable                                41,807      22,094
      Other Liabilities                                     3,666        (371)
      Other, Net                                           (6,459)      6,097
  Changes in Components of Working Capital Associated
   with Investing and Financing Activities                 25,720       9,576
Net Cash Provided by Operating Activities                 481,839     365,446

Investing Cash Flows
  Additions to Oil and Gas Properties                    (363,760)   (240,543)
  Proceeds from Sales of Assets                            19,752       5,954
  Changes in Components of Working Capital Associated
   with Investing Activities                              (25,671)    (11,162)
  Other, Net                                               (7,394)     (7,646)
Net Cash Used in Investing Activities                    (377,073)   (253,397)

Financing Cash Flows
  Net Commercial Paper and Line of Credit Borrowings
   (Repayments)                                            42,175     (98,050)
  Long-Term Debt Borrowings                                     -     150,000
  Long-Term Debt Repayments                                     -     (75,000)
  Dividends Paid                                           (8,880)     (8,461)
  Proceeds from Stock Options Exercised                    14,264       8,775
  Other, Net                                                  (49)        264
Net Cash Provided by (Used in) Financing Activities        47,510     (22,472)

Effect of Exchange Rate Changes on Cash                       129       1,697

Increase in Cash and Cash Equivalents                     152,405      91,274
Cash and Cash Equivalents at Beginning of Period           20,980       4,443
Cash and Cash Equivalents at End of Period              $ 173,385   $  95,717


                           EOG RESOURCES, INC.

   QUANTITATIVE RECONCILIATION OF ADJUSTED NET INCOME AVAILABLE
                          TO COMMON (Non-GAAP)
              TO NET INCOME AVAILABLE TO COMMON (GAAP)
        (Unaudited; in thousands, except per share amounts)


The following chart adjusts reported first quarter ended
March 31 net income available to common to reflect actual cash realized from previously disclosed oil and gas hedges and to eliminate the mark-to-market gain or loss from these previously disclosed oil and gas hedges. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match realizations to production settlement months. EOG management uses this information for comparative purposes within the industry.

                                                                   Quarter
                                                               Ended March 31
                                                               2005       2004

Reported Net Income Available to Common                      $200,845   $ 98,095

Mark-to-Market (MTM) Commodity Derivative Contracts Impact
  Total Losses                                                    940     44,455
  Realized Gains (Losses)                                       9,806     (2,342)
     Subtotal                                                  10,746     42,113

  After Tax MTM Impact                                          6,915     27,100

Adjusted Non-GAAP Net Income Available to Common             $207,760   $125,195

Adjusted Non-GAAP Net Income Per Share Available to Common
  Basic                                                      $   0.88   $   0.54*
  Diluted                                                    $   0.86   $   0.53*

Average Number of Shares Outstanding
  Basic                                                       237,293    231,289*
  Diluted                                                     242,114    235,242*

* Restated for 2-for-1 stock split effective March 1, 2005.


                          EOG RESOURCES, INC.

          Quantitative Reconciliation of Discretionary Cash Flow
                     Available to Common (Non-GAAP)
           to Net Cash Provided by Operating Activities (GAAP)
                       (Unaudited; in thousands)

The following chart reconciles first quarter ended March 31 net cash provided by operating activities to discretionary cash flow available to common. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust net cash provided by operating activities for exploration costs, changes in components of working capital, other liabilities and preferred stock dividends. EOG management uses this information for comparative purposes within the industry.

                                                               Quarter
                                                           Ended March 31
                                                           2005       2004

Net Cash Provided by Operating Activities                $481,839   $365,446

Adjustments
   Exploration Costs                                       34,816     25,996
   Changes in Components of Working Capital and Other
    Liabilities
      Accounts Receivable                                  (5,518)     9,160
      Inventories                                           8,701      1,849
      Accounts Payable                                     26,352    (13,579)
      Accrued Taxes Payable                               (41,807)   (22,094)
      Other Liabilities                                    (3,666)       371
      Other, Net                                            6,459     (6,097)
   Changes in Components of Working Capital Associated
    with Investing and Financing Activities               (25,720)    (9,576)
   Preferred Dividends                                     (1,858)    (2,758)

Discretionary Cash Flow Available to Common              $479,598   $348,718